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                                                                    EXHIBIT 3.29

                         ALLISON STEEL MANUFACTURING CO.

                                     BY-LAWS

                                     Offices

         1. The principal place of business shall be at Phoenix, Maricopa County, Arizona. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                            Meetings of Stockholders

         2. All meetings of the stockholders for the election of directors shall be held at the office of the corporation in the City of Phoenix, Arizona, or such other place as the Board of Directors may from time to time designate.

         3. The annual meeting of stockholders, commencing with the year 1956, shall be held on the second Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

         4. Written notice of the annual meeting and of the time and place at which it is to be held shall be served upon or mailed to each stockholder at his address as the same appears on the books of the corporation, at least ten days prior to the meeting.

         5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, and shall be called by the President or Secretary at the request in writing or by vote of a majority of the Board of Directors, or at the request in writing of stockholders of record owning a majority in amount of the shares of capital stock of the corporation issued and outstanding. Such request shall state the purpose or purpose of the proposed meeting.

         6. Written notice of every special meeting of stockholders stating the day, hour and place of the meeting and the general nature of the business to be transacted, shall be served upon or mailed, postage prepaid, to each stockholder of record entitled to vote on the business to be transacted at such meeting, at such address as appears on the books of the corporation, at least ten days prior to the date of such meeting.

         7. Business transacted at all special meetings shall be confined to the objects stated in the call.

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         8.       At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote on all business to be transacted at such meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum, for the transaction of business, except as otherwise provided by statute, by the articles of incorporation or by those by-laws. If, however, a quorum shall not be present or represented at any meeting, the stockholders, present or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power in regard to each question presented at such meeting, present in person or represented by proxy, shall decide each such question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such questions

         10. No stockholder shall be entitled to vote at any regular or special meeting of stockholders unless the shares of stock so to be voted shall stand regularly in his name on the twentieth day preceding the date of the meeting (exclusive of the day of such mooting) or an such other day preceding the date of the meeting as the Board of Directors by resolution may fix.

         11. At any meeting of the stockholders every stockholder having the right to vote may vote either in person or by proxy appointed by an instrument in writing subscribed by such stockholder and filed with the Secretary of the meeting before being voted upon. Each stockholder shall have one vote for each share of stock having voting power in regard to the matter being voted upon, registered in his name on the books of the corporation, except that in every election of directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares having voting power standing in his name on the books of the corporation, multiplied by the number of directors to be elected and each stockholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates. No person to whom stock has been transferred for money advanced thereon or for any other indebtedness shall be entitled to vote such shares of stock so pledged, but such shares may be voted only in person or by proxy, by the registered owner.

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                                    DIRECTORS

         12.      The Board of Directors shall consist of not less than three
(3) nor more than thirteen (13) members. The number of directors may within the limits fixed in the Articles of Incorporation, be from time to time increased or decreased by resolution adopted by the majority of the Board of Directors then in office. The directors shall be elected by the stockholders at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

         13. If the office of any director becomes vacant by reason of an increase of the number of directors constituting the Board, or by death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the directors then serving, although less than a quorum, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred or until the next annual meeting of stockholders.

         14. The property, affairs and business of the corporation shall be managed by the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by he stockholders.

                              MEETING OF DIRECTORS

         15. The directors may hold their meetings and keep the books of the corporation in the City of Phoenix, State of Arizona, or at such other place or places as they may from time to time determine.

         16. The first meeting of each newly elected board shall be held immediately following the annual stockholders meeting, and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all such directors.

         17. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Arizona as shall from time to time be determined by the Board.

         18. Special meetings of the Board of Directors may be held at any time on call of the Secretary under the direction of the president or Vice President, or any two Directors then in office, of which meeting two days' notice either personally, or by mail or by telegram shall be given to each Director, the time and place for holding the meeting to be designated in the notice. Such meetings may be held at any time without notice if all members of the Board consent thereto or are present at the meeting.

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         19.      At all meetings of the Board a majority of the whole Board of
Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act or a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of Directors the Directors present thereat may adjourn the meeting from tire o time, without notice other than announcement at the meeting until a quorum shall be present.

                               EXECUTIVE COMMITTEE

         20. The Board of Directors may, by resolution or resolutions of at least a majority of the whole Boards appoint an executive committee, to consist of three or more of the Directors, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers or the Board of Directors in the management of the business and affairs of the corporation. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                            COMPENSATION OF DIRECTORS

         21. Directors, as such, shall not receive any stated salary for their services but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

                                     NOTICE

         22. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice unless expressly so stated, but such notice may be given by depositing the same in a post office or letter box in a sealed post-paid wrapper, addressed to such Director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such Director or stockholder at the General Post Office in Phoenix, Arizona; and such notice shall be deemed to have been given at the time of such mailing, except where notice is given by wire, in which case notice shall be deemed to be given at the time the same is delivered to the telegraph company.

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         23.      Whenever any notice is required to be given under the
provisions of the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    OFFICERS

         24. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two of the aforesaid offices, except those of President and Vice President or President and Secretary, may be held by the same person. Each such officer shall have the duties and powers usually incident to the office held.

         25. The Board may appoint such other officers and agents as it shall deem necessary, including a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller, or any other executive or administrative officers deemed necessary, who shall respectively hold their offices for such terms and have such authority and perform such duties as from time to time shall be prescribed by the Board.

         26. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         27. The officers of the corporation shall hold office for one year and until their successors are chosen and shall have qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                              CERTIFICATES OF STOCK

         28. The certificates of stock shall be numbered and entered in the books of the corporations as they are issued. They shall exhibit the holder's name and the number of share and shall be signed by or bear the facsimile signature of the President or a Vice President and the Secretary or an Assistant Secretary and shall bear the corporate seal or a facsimile thereof. For the aforesaid purposes, the corporation adopts such facsimile signatures and seal as evidencing the act of the corporation in the issuance of such certificates, with the same effect as if manually signed and impressed.

         29. The Board of Directors may authorize new certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, provided that the owner of such lost or destroyed certificate or certificates, or his legal representative shall give the corporation a bond in such sum as it

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may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

         30. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and enter on the books of the corporation the names of the persons by whom and to whom the transfer is made, the number or other designation of the shares and the date of the transfer.

                          CLOSING OF TRANSFER OF BOOKS

         31. The Board of Directors may close the transfer books in their discretion for a period not exceeding twenty days preceding the date fixed for holding any meeting, annual or special, of the stockholders, or the day appointed for the payment of a dividend.

                             REGISTERED STOCKHOLDERS

         32. The corporation shall be entitled to treat the registered holder of any share or shares of stock as the holder in fact and absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not if shall have express or other notice thereof, except as expressly provided by the laws of Arizona.

                                    DIVIDENDS

         33. Dividends on the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

         34. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the corporation available for dividends, such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

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                                 CORPORATE SEAL

         35. The corporate seal shall have inscribed thereon the name of the corporation, the year of its creation and the words "Corporate Seal, Arizona".

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